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                                                                  Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors and Stockholders
Computer Associates International, Inc.:

We consent to the use of our audit report dated May 10, 2002 on the consolidated financial statements and schedule supporting such consolidated financial statements of Computer Associates International, Inc. and subsidiaries as of March 31, 2002 and 2001 and for each of the years in the three-year period ended March 31, 2002 incorporated by reference herein and to the reference to our firm under the heading "Independent Accountants" in the prospectus.

                                           /s/ KPMG LLP

New York, New York
September 12, 2002